UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HERITAGE GLOBAL INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	59-2291344
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share, of Heritage Global Inc. (the “Registrant”) as set forth under the caption “Common Stock” in Exhibit 4.2 “Description of Securities” to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 000-17973), is hereby incorporated by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 25, 2020	Heritage Global Inc.

	By:	/s/ Ross Dove
Name: Ross Dove
Title: Chief Executive Officer